Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for the Quarter Ending on December 31, 2021
Highlights for the Quarter Ending on December 31, 2021 (all quarterly comparisons in this document refer to the quarter ending on September 30, 2021, except as noted)
•Net income of $39.2 million, or $0.71 per diluted share, down from $51.9 million, or $0.93 per diluted share
•Net interest income1 of $95.3 million, up from $95.1 million, with net interest margin1 of 3.05%, down from 3.10%
•Total loans of $8.13 billion, down $50.8 million, including a reduction of $121.9 million in Paycheck Protection Program ("PPP") loans
◦$75.1 million of criticized loans secured by hotels, including $69.4 million substandard, were written down to $65.8 million and transferred to held for sale after becoming subject to a sale agreement that closed in January
•Total deposits of $11.76 billion, up $450.4 million
•Allowance for credit losses ("ACL") of $236.3 million, down from $246.0 million, and a ratio of ACL to total loans of 2.91%, down from 3.01%
•Net charge-offs of $9.7 million, or 0.47% of average total loans (annualized), up from $4.1 million and 0.20%, respectively
◦Excluding the impact from the sale of loans secured by hotels, net charge-offs were $0.4 million
•Nonperforming assets of $176.5 million, down $25.9 million, or 12.8%
•Total capital ratio of 16.5%, up from 16.3%; tier 1 capital ratio of 15.3%, up from 15.1%; common equity tier 1 capital ratio of 14.5%, up from 14.3%
•Return on average common equity of 12.9%
Sioux Falls, SD - January 27, 2022 - Great Western Bancorp, Inc. (NYSE: GWB) ("GWBI" or the "Company") today reported net income of $39.2 million, or $0.71 per diluted share, for the quarter ending on December 31, 2021, compared to net income of $51.9 million, or $0.93 per diluted share, for the previous quarter.
"We had a great start to the new fiscal year with continued asset quality improvement punctuated by core loan growth," said Mark Borrecco, President and Chief Executive Officer. "Asset quality improved further with a 12.8% reduction in nonperforming assets and an 8.7% reduction in criticized loans held for investment, and loans excluding PPP grew $71.1 million, or $190.0 million when excluding criticized loan repayments and reduced mortgage warehouse line balances.
Our recent performance positions us well as we approach the consummation of our partnership with First Interstate. We look forward to being able to better support our customers and communities."
Pending Merger of First Interstate Bancorp and Great Western Bancorp
On September 16, 2021, First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“FIBK”), parent company of First Interstate Bank, and GWBI, parent company of Great Western Bank, announced they had entered into a definitive agreement under which the companies will combine in an all‐stock transaction. Under the terms of the agreement, which was unanimously approved by both companies’ Boards of Directors, GWBI will merge into FIBK and the combined holding company and bank will operate under the First Interstate name and brand with the company’s headquarters remaining in Billings, Montana. With regulatory and stockholder approvals having been obtained, and subject to satisfaction of the closing conditions set forth in the agreement, the transaction is expected to close on or around February 1, 2022.
Net Interest Income and Net Interest Margin1
Net interest income was $95.3 million for the quarter, up $0.2 million, while net interest margin was 3.05%, a 5 basis point decrease from 3.10%. Adjusted net interest income2, which includes derivative interest expense recognized in noninterest income, was $92.4 million, up $0.4 million, and adjusted net interest margin2 was 2.95%, a 5 basis point decrease from 3.00%. Loan interest reflects a $1.0 million net decrease largely related to lower loan yields, partially offset by a $0.3 million increase in recoveries of interest on nonaccrual loans, all partially offset with a $0.9 million increase in securities and other interest driven largely by increased volumes. The increase in interest income was partially offset by a $0.1 million decrease in time deposit interest combined with a net $0.1 million decrease in interest on other interest bearing deposits. The decrease in time deposit interest resulted from a decrease in volumes and a 4 basis point decrease in yield to 0.33%, while the decrease in interest on other interest bearing deposits was driven primarily by a 1 basis point decrease in yield to 0.10%. The 5 basis point decrease in adjusted net interest margin2 was driven by a 5 basis point decrease from excess liquidity and a 4 basis point net decrease from lower loan yields, partially offset by a 4 basis point increase from the impact of PPP fee amortization and recovery of interest on nonaccrual loans.
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in our business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
1-

Exhibit 99.1
Noninterest Income
Noninterest income was $19.4 million for the quarter, up $3.5 million from the prior quarter. This increase includes a net $0.4 million increase in adjustments for loans and derivatives accounted for at fair value. The remaining increase was driven by a $2.4 million increase from swap fee revenue sharing and a $1.0 million increase in service charges from seasonal crop insurance premiums and new revenue from redesigned deposit products, partially offset by a $0.3 million combined decrease from slightly lower wealth management fees, mortgage income and other income.
Noninterest Expense
Noninterest expense was $62.2 million for the quarter, down $1.5 million from the prior quarter. The decrease was driven by $6.2 million decrease in professional fees due to lower merger-related consulting costs and lower examination accruals, a $0.5 million decrease in advertising costs due to lower spend ahead of the merger, and a $0.4 million decrease in occupancy and equipment costs related to rent and utilities. These were partially offset by a $1.8 million increase in other repossessed property expenses driven primarily by lower gains on sale and a $3.7 million increase in salaries and benefits driven largely by retention costs and share-based compensation.
The efficiency ratio2 was 54.0% for the quarter, compared to 57.2% for the prior quarter.
Provision for Income Taxes
Income tax expense was $10.8 million for the quarter, down $3.9 million from the prior quarter, yielding an effective rate of 21.6% compared to 22.1%.
Loans and Deposits
Total loans outstanding were $8.13 billion as of December 31, 2021, down $50.8 million from the prior quarter. The decrease in loans during the quarter was driven by a $121.9 million decrease in PPP loans, an $85.4 million decrease from repayments on several criticized loans, and a $33.5 million net decrease in warehouse lines of credit, all partially offset by $190.0 million net increase from increased agricultural loan volumes related to end of year tax planning and increased commercial and construction loan originations. Total loans outstanding include loans secured by hotels with a principal balance of $75.1 million, of which $69.4 million were substandard and $4.5 million were special mention, that were subject to an agreement to sell. These loans were transferred to held for sale and written down to their estimated fair value of $65.8 million at December 31, 2021, representing the proceeds expected to be received in January 2022. The outstanding PPP loan balance was $90.1 million as of December 31, 2021, down from $212.0 million in the prior quarter.
Total deposits were $11.76 billion as of December 31, 2021, up $450.4 million from the prior quarter, driven by a $235.0 million increase in noninterest-bearing deposits and a $215.4 million increase in interest-bearing deposits.
Asset Quality
The ACL was $236.3 million as of December 31, 2021, down $9.7 million from $246.0 million in the prior quarter. The provision for credit losses on loans was $1.0 million for the quarter, compared to a $20.9 million benefit in the prior quarter.
The ratio of ACL to total loans was 2.91% as of December 31, 2021, down from 3.01% in the prior quarter. Excluding PPP loans, the ratio was 2.94% for the current quarter, down from 3.09% in the prior quarter.
Net charge-offs were $9.7 million, or 0.47% of average total loans (annualized) for the quarter, up $5.6 million and 27 basis points from the prior quarter, respectively. Excluding the impact from the sale of loans secured by hotels, net charge-offs were $0.4 million, or 0.02% of average total loans (annualized).
Included within total loans are approximately $505.1 million of loans with long-term, fixed rate structures for which management has elected the fair value accounting option, down from $524.5 million in the prior quarter. These loans are excluded from CECL and the ACL, but management has estimated that approximately $22.1 million of the fair value adjustment for these loans relates to credit risk, compared to $22.3 million in the prior quarter.
Nonaccrual loans were $158.7 million as of December 31, 2021, down $39.2 million from $197.9 million in the prior quarter, largely driven by repayments on multiple agricultural and commercial nonaccrual loans along with the transfer of one agricultural relationship to OREO.
Classified loans were $551.9 million as of December 31, 2021, down $53.0 million from $604.9 million in the prior quarter, and special mention loans were $321.3 million as of December 31, 2021, down $30.2 million. Included in the classified loan balance is $65.8 million of loans secured by hotels that were held for sale as of December 31, 2021, the sale of which closed in January 2022.
Total other repossessed property balances were $17.8 million as of December 31, 2021, up $13.4 million from the prior quarter due largely to the transfer of an agricultural relationship from nonaccrual to OREO.

2-

Exhibit 99.1
A summary of total credit-related charges incurred during the current, previous and comparable three month periods is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the three months ended:
Item	Included within F/S Line Item(s):	December 31, 2021	September 30, 2021	December 31, 2020
		(dollars in thousands)
Provision for (reversal of) credit losses	Provision for credit losses	$988	$(20,934)	$11,899
Net other repossessed property charges (income)	Net loss on repossessed property and other related expenses	464	(1,313)	345
Net recovery of interest income on nonaccrual loans	Interest income on loans	(1,811)	(1,526)	(2,913)
Net realized credit loss on derivatives	Change in fair value of FVO loans and related derivatives	—	—	210
Loan fair value adjustment related to credit	Change in fair value of FVO loans and related derivatives	(255)	(990)	1,464
Total credit-related charges		$(614)	$(24,763)	$11,005
We continue to evaluate the impact of the COVID-19 pandemic on our loan portfolio. Industries such as hotels & resorts (excluding casino hotels), casino hotels, restaurants, arts and entertainment, oil & energy, retail malls, airlines and healthcare have experienced varied business disruptions due to COVID-19. Since the beginning of the pandemic we have been closely monitoring the following loan segments (excluding PPP and held for sale loans) given elevated industry risk from COVID-19: hotels & resorts (excluding casino hotels) with $539.5 million, or 6.7% of total loans, restaurants with $141.7 million, or 1.8% of total loans, arts and entertainment with $149.3 million, or 1.9% of total loans, senior care with $340.7 million, or 4.2% of total loans, and skilled nursing with $198.3 million, or 2.5% of total loans, all as of December 31, 2021, with $192.1 million, or 2.4%, of these loans being classified as of December 31, 2021 and loan exposure in other segments of the identified industries being either immaterial or having not shown general distress thus far.
Capital
Total capital and tier 1 capital ratios were 16.5% and 15.3%, respectively, as of December 31, 2021, compared to 16.3% and 15.1% as of September 30, 2021. The common equity tier 1 capital and tier 1 leverage ratios were 14.5% and 10.7%, respectively, as of December 31, 2021, compared to 14.3% and 10.6% as of September 30, 2021. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
At the time of the anticipated February 1, 2022 merger closing, GWBI shares will be exchanged for shares of FIBK Class A common stock and accordingly will be eligible to receive any dividends on FIBK Class A common stock that are declared by the FIBK board of directors with a record date after the effective date of the merger.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
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Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve inherent risks and uncertainties. Statements about GWBI’s, FIBK's or the combined company's expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning GWBI’s expected performance and strategy, strategies for managing troubled loans, the appropriateness of the ACL, the impact on the business arising from the COVID-19 pandemic, the interest rate environment and the business combination transaction between GWBI and FIBK (the "Transaction") are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. In addition to factors previously disclosed in GWBI's and FIBK's reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between GWBI and FIBK; the outcome of any legal proceedings that may be instituted against GWBI or FIBK; the possibility that the Transaction does not close when expected, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which GWBI and FIBK operate; the ability to promptly and effectively integrate the businesses of GWBI and FIBK; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of GWBI's or FIBK's customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by FIBK's issuance of additional shares of its capital stock in connection with the Transaction; the diversion of management's attention and time from ongoing business operations and opportunities on merger-related matters; and the impact of the global COVID-19 pandemic on GWBI's and FIBK's businesses, the ability to complete the Transaction or any of the other foregoing risks. These factors are not necessarily all of the factors that could cause GWBI's, FIBK's or the combined company's actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm GWBI's, FIBK's or the combined company's results.
All forward-looking statements attributable to GWBI, FIBK or the combined company, or persons acting on GWBI's or FIBK's behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and GWBI and FIBK do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If GWBI or FIBK update one or more forward-looking statements, no inference should be drawn that GWBI or FIBK will make additional updates with respect to those or other forward-looking statements. Further information regarding GWBI, FIBK and the factors which could affect the forward-looking statements contained herein can be found in GWBI's Annual Report on Form 10-K for the fiscal year ended September 30, 2021, and in other filings with the SEC and in FIBK's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, and its other filings with the SEC.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the three months ended:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$99,563	$99,500	$104,219	$110,574	$117,195
Interest expense	$4,243	$4,440	$5,161	$6,127	$7,689
Noninterest income	$19,389	$15,852	$19,371	$17,193	$14,148
Noninterest expense	$62,169	$63,699	$60,505	$59,103	$57,449
Provision for (reversal of) credit losses	$988	$(20,934)	$(20,699)	$(5,000)	$11,899
Net income	$39,221	$51,891	$58,749	$51,299	$41,319
Adjusted net income ¹	$39,221	$51,891	$58,749	$51,299	$41,319
Common shares outstanding	55,199,193	55,116,503	55,116,095	55,111,403	55,105,105
Weighted average diluted common shares outstanding	55,538,895	55,546,917	55,524,979	55,456,399	55,247,343
Earnings per common share - diluted	$0.71	$0.93	$1.06	$0.93	$0.75
Adjusted earnings per common share - diluted ¹	$0.71	$0.93	$1.06	$0.93	$0.75
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.05%	3.10%	3.23%	3.51%	3.63%
Adjusted net interest margin (FTE) ¹ ²	2.95%	3.00%	3.13%	3.40%	3.52%
Return on average total assets ²	1.19%	1.59%	1.81%	1.64%	1.30%
Return on average common equity ²	12.9%	17.5%	21.2%	19.8%	15.2%
Return on average tangible common equity ¹ ²	13.0%	17.7%	21.4%	20.0%	15.3%
Efficiency ratio ¹	54.0%	57.2%	50.9%	48.4%	46.2%
Capital:
Tier 1 capital ratio	15.3%	15.1%	14.5%	13.5%	12.7%
Total capital ratio	16.5%	16.3%	16.0%	15.1%	14.3%
Tier 1 leverage ratio	10.7%	10.6%	10.1%	10.0%	9.7%
Common equity tier 1 ratio	14.5%	14.3%	13.7%	12.8%	12.0%
Tangible common equity / tangible assets ¹	9.1%	9.3%	8.8%	8.4%	8.3%
Book value per share - GAAP	$22.15	$21.80	$21.07	$19.85	$19.39
Tangible book value per share ¹	$22.07	$21.71	$20.97	$19.75	$19.28
Asset Quality:
Nonaccrual loans	$158,651	$197,936	$210,083	$284,541	$292,357
Other repossessed property	$17,840	$4,479	$11,498	$17,529	$18,086
Nonaccrual loans / total loans	1.95%	2.42%	2.48%	3.16%	3.07%
Net charge-offs (recoveries)	$9,718	$4,140	$5,211	$7,841	$30,358
Net charge-offs (recoveries) / average total loans ²	0.47%	0.20%	0.24%	0.34%	1.22%
Allowance for credit losses / total loans	2.91%	3.01%	3.19%	3.28%	3.24%
Special mention loans	$321,292	$351,499	$374,782	$512,320	$453,484
Classified loans (substandard or worse) ³	$551,935	$604,877	$612,175	$673,854	$716,948
Criticized loans (special mention or worse) ³	$873,227	$956,376	$986,957	$1,186,174	$1,170,432

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.
[3] Includes $65.8 million, $0.0 million and $0.0 million of loans held for sale at December 31, 2021 , September 30, 2021 and December 31, 2020, respectively.
5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the three months ended:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands)
Interest income
Loans	$87,236	$88,052	$93,328	$100,274	$107,323
Investment securities	9,843	8,916	8,642	8,318	8,119
Federal funds sold and other	970	958	654	405	155
Total interest income	98,049	97,926	102,624	108,997	115,597
Interest expense
Deposits	2,580	2,778	3,505	4,479	5,992
FHLB advances and other borrowings	877	878	867	856	880
Subordinated debentures and subordinated notes payable	786	784	789	792	817
Total interest expense	4,243	4,440	5,161	6,127	7,689
Net interest income	93,806	93,486	97,463	102,870	107,908
Provision for (reversal of) credit losses ¹	988	(20,934)	(20,699)	(5,000)	11,899
Net interest income after provision for loan and lease losses	92,818	114,420	118,162	107,870	96,009
Noninterest income
Service charges and other fees	10,922	9,901	9,005	8,599	9,624
Wealth management fees	3,541	3,659	3,477	3,182	3,029
Mortgage banking income, net	1,297	1,400	2,157	3,690	4,090
Net gain (loss) on sale of securities and other assets	6	2	—	(1)	248
Derivative interest expense	(2,939)	(3,035)	(3,117)	(3,182)	(3,393)
Change in fair value of FVO loans and related derivatives	254	988	4,110	42	(1,672)
Other derivative income	4,312	817	1,530	3,255	898
Other	1,996	2,120	2,209	1,608	1,324
Total noninterest income	19,389	15,852	19,371	17,193	14,148
Noninterest expense
Salaries and employee benefits	41,116	37,370	40,239	39,125	37,554
Data processing and communication	7,273	7,701	7,054	6,545	6,226
Occupancy and equipment	5,080	5,441	5,105	5,511	5,213
Professional fees	2,857	9,039	4,644	3,734	3,915
Advertising	645	1,121	602	477	556
Net loss (gain) on repossessed property and other related expenses	464	(1,313)	(760)	(54)	345
Goodwill and intangible assets impairment	—	—	—	—	—
Other	4,734	4,340	3,621	3,765	3,640
Total noninterest expense	62,169	63,699	60,505	59,103	57,449
Income before income taxes	50,038	66,573	77,028	65,960	52,708
Provision for income taxes	10,817	14,682	18,279	14,661	11,389
Net income	$39,221	$51,891	$58,749	$51,299	$41,319
[1] For the three months ended December 31, 2021, this line includes a $1.0 million increase in provision for unfunded commitments reserve. For the three months ended December 31, 2020, this line includes a $0.1 million reversal of provision for unfunded commitments reserve.

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands)
Assets
Cash and cash equivalents	$1,936,768	$1,552,260	$1,756,345	$1,383,071	$1,061,796
Investment securities	2,798,855	2,710,953	2,383,959	2,265,261	2,059,615
Total loans ¹	8,134,243	8,185,053	8,477,783	9,011,352	9,517,876
Allowance for credit losses	(236,320)	(246,038)	(270,298)	(295,953)	(308,794)
Loans, net	7,897,923	7,939,015	8,207,485	8,715,399	9,209,082
Other assets	718,014	709,240	722,440	650,008	483,890
Total assets	$13,351,560	$12,911,468	$13,070,229	$13,013,739	$12,814,383
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,843,561	$2,608,579	$2,958,488	$2,845,309	$2,858,455
Interest-bearing deposits	8,917,314	8,701,887	8,579,289	8,718,745	8,514,863
Total deposits	11,760,875	11,310,466	11,537,777	11,564,054	11,373,318
Securities sold under agreements to repurchase	72,444	91,289	80,167	63,153	80,355
FHLB advances and other borrowings	120,000	120,000	120,000	120,000	120,000
Other liabilities	175,345	188,234	171,216	172,613	172,209
Total liabilities	12,128,664	11,709,989	11,909,160	11,919,820	11,745,882
Stockholders' equity	1,222,896	1,201,479	1,161,069	1,093,919	1,068,501
Total liabilities and stockholders' equity	$13,351,560	$12,911,468	$13,070,229	$13,013,739	$12,814,383
[1] Total loans includes $67.6 million, $2.9 million and $11.6 million of loans held for sale at December 31, 2021, September 30, 2021 and December 31, 2020, respectively

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of		Fiscal year-to-date:
	December 31, 2021	September 30, 2021	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$468,590	$394,712	$73,878	18.7%
Owner-occupied CRE	1,353,872	1,357,715	(3,843)	(0.3)%
Non-owner-occupied CRE ¹	2,246,597	2,191,848	54,749	2.5%
Multifamily residential real estate	511,851	539,063	(27,212)	(5.0)%
Total commercial real estate	4,580,910	4,483,338	97,572	2.2%
Agriculture	1,484,201	1,428,614	55,587	3.9%
Commercial non-real estate	1,335,920	1,535,394	(199,474)	(13.0)%
Residential real estate ²	637,629	628,098	9,531	1.5%
Consumer and other ³	95,583	109,609	(14,026)	(12.8)%
Total loans	$8,134,243	$8,185,053	$(50,810)	(0.6)%
[1] Non-owner-occupied CRE includes $65.8 million and $0.0 million of loans held for sale at December 31, 2021 and September 30, 2021, respectively.
[2] Residential real estate includes $1.8 million and $2.9 million of loans held for sale at December 31, 2021 and September 30, 2021, respectively.
[3] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, leases and loans in process.
7-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$1,586,681	$639	0.16%	$1,466,674	$607	0.16%	$492,105	$155	0.12%
Other interest-earning assets	131,069	331	1.00%	127,321	351	1.09%	—	—	—%
Investment securities	2,758,162	9,843	1.42%	2,531,714	8,916	1.40%	1,905,771	8,119	1.69%
Non-ASC 310-30 loans, net	7,931,967	88,750	4.44%	8,053,490	89,626	4.42%	9,567,679	108,921	4.52%
Loans, net	7,931,967	88,750	4.44%	8,053,490	89,626	4.42%	9,567,679	108,921	4.52%
Total interest-earning assets	12,407,879	99,563	3.18%	12,179,199	99,500	3.24%	11,965,555	117,195	3.89%
Noninterest-earning assets	721,290			741,138			614,946
Total assets	$13,129,169	$99,563	3.01%	$12,920,337	$99,500	3.05%	$12,580,501	$117,195	3.70%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,715,486			$2,898,276			$2,664,117
Interest-bearing deposits	8,104,781	$1,979	0.10%	7,696,542	$2,066	0.11%	7,278,073	$3,966	0.22%
Time deposits	713,736	601	0.33%	759,420	712	0.37%	1,187,148	2,026	0.68%
Total deposits	11,534,003	2,580	0.09%	11,354,238	2,778	0.10%	11,129,338	5,992	0.21%
Securities sold under agreements to repurchase	81,739	15	0.07%	88,511	17	0.08%	78,639	18	0.09%
FHLB advances and other borrowings	120,000	862	2.85%	120,032	861	2.85%	120,000	862	2.85%
Subordinated debentures and subordinated notes payable	108,981	786	2.86%	108,947	784	2.85%	108,846	817	2.98%
Total borrowings	310,720	1,663	2.12%	317,490	1,662	2.08%	307,485	1,697	2.19%
Total interest-bearing liabilities	11,844,723	$4,243	0.14%	11,671,728	$4,440	0.15%	11,436,823	$7,689	0.27%
Noninterest-bearing liabilities	77,517			71,844			61,601
Stockholders' equity	1,206,929			1,176,765			1,082,077
Total liabilities and stockholders' equity	$13,129,169			$12,920,337			$12,580,501
Net interest spread			2.87%			2.90%			3.43%
Net interest income and net interest margin (FTE)		$95,320	3.05%		$95,060	3.10%		$109,506	3.63%
Less: Tax equivalent adjustment		1,514			1,574			1,598
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$93,806	3.00%		$93,486	3.05%		$107,908	3.58%
[1] Annualized for all partial-year periods.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, pre-tax pre-provision income ("PTPP"), tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the second quarter of fiscal year 2020 COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our PTPP income excludes total provision for credit losses, credit gains/losses on loans held for investment measured at fair value and goodwill impairment. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share), measure our ability to generate capital by providing net income excluding credit losses (for PTPP income) and measure net income based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
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Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans and adjusted yield on loans. We adjust each of these four measures to include the derivative interest expense we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income (loss) - GAAP	$39,221	$51,891	$58,749	$51,299	$41,319

Weighted average diluted common shares outstanding	55,538,895	55,546,917	55,524,979	55,456,399	55,247,343
Earnings per common share - diluted	$0.71	$0.93	$1.06	$0.93	$0.75

Pre-tax pre-provision income ("PTPP"):
Income before income taxes - GAAP	$50,038	$66,573	$77,028	$65,960	$52,708
Add: Provision for (reversal of) credit losses - GAAP	988	(20,934)	(20,699)	(5,000)	11,899
Add: Change in fair value of FVO loans and related derivatives - GAAP	(254)	(988)	(4,110)	(42)	1,672
Pre-tax pre-provision income	$50,772	$44,651	$52,219	$60,918	$66,279

Tangible net income and return on average tangible common equity:
Net income (loss) - GAAP	$39,221	$51,891	$58,749	$51,299	$41,319
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	239	239	253	261	261
Tangible net income	$39,460	$52,130	$59,002	$51,560	$41,580

Average common equity	$1,206,929	$1,176,765	$1,113,791	$1,049,388	$1,082,077
Less: Average goodwill and other intangible assets	5,004	5,244	5,485	5,742	6,004
Average tangible common equity	$1,201,925	$1,171,521	$1,108,306	$1,043,646	$1,076,073

Return on average common equity *	12.9%	17.5%	21.2%	19.8%	15.2%
Return on average tangible common equity **	13.0%	17.7%	21.4%	20.0%	15.3%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands except share and per share amounts)
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis), on non-ASC 310-30 loans:
Net interest income - GAAP	$93,806	$93,486	$97,463	$102,870	$107,908
Add: Tax equivalent adjustment	1,514	1,574	1,595	1,577	1,598
Net interest income (FTE)	95,320	95,060	99,058	104,447	109,506
Add: Derivative interest expense	(2,939)	(3,035)	(3,117)	(3,182)	(3,393)
Adjusted net interest income (FTE)	$92,381	$92,025	$95,941	$101,265	$106,113

Average interest-earning assets	$12,407,879	$12,179,199	$12,299,046	$12,073,497	$11,965,555
Net interest margin (FTE) *	3.05%	3.10%	3.23%	3.51%	3.63%
Adjusted net interest margin (FTE) **	2.95%	3.00%	3.13%	3.40%	3.52%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$87,236	$88,052	$93,328	$100,274	$107,323
Add: Tax equivalent adjustment	1,514	1,574	1,595	1,577	1,598
Interest income (FTE)	88,750	89,626	94,923	101,851	108,921
Add: Derivative interest expense	(2,939)	(3,035)	(3,117)	(3,182)	(3,393)
Adjusted interest income (FTE)	$85,811	$86,591	$91,806	$98,669	$105,528

Average non-ASC310-30 loans	$7,931,967	$8,053,490	$8,500,919	$9,016,221	$9,567,679
Yield (FTE) *	4.44%	4.42%	4.48%	4.58%	4.52%
Adjusted yield (FTE) **	4.29%	4.27%	4.33%	4.44%	4.38%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$113,195	$109,338	$116,834	$120,063	$122,056
Add: Tax equivalent adjustment	1,514	1,574	1,595	1,577	1,598
Total revenue (FTE)	$114,709	$110,912	$118,429	$121,640	$123,654

Noninterest expense	$62,169	$63,699	$60,505	$59,103	$57,449
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	239	239	253	261	261
Tangible noninterest expense	$61,930	$63,460	$60,252	$58,842	$57,188

Efficiency ratio *	54.0%	57.2%	50.9%	48.4%	46.2%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,222,896	$1,201,479	$1,161,069	$1,093,919	$1,068,501
Less: Goodwill and other intangible assets	4,912	5,151	5,390	5,643	5,904
Tangible common equity	$1,217,984	$1,196,328	$1,155,679	$1,088,276	$1,062,597

Total assets	$13,351,560	$12,911,468	$13,070,229	$13,013,739	$12,814,383
Less: Goodwill and other intangible assets	4,912	5,151	5,390	5,643	5,904
Tangible assets	$13,346,648	$12,906,317	$13,064,839	$13,008,096	$12,808,479

Tangible common equity to tangible assets	9.1%	9.3%	8.8%	8.4%	8.3%

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(dollars in thousands except share and per share amounts)
Tangible book value per share:
Total stockholders' equity	$1,222,896	$1,201,479	$1,161,069	$1,093,919	$1,068,501
Less: Goodwill and other intangible assets	4,912	5,151	5,390	5,643	5,904
Tangible common equity	$1,217,984	$1,196,328	$1,155,679	$1,088,276	$1,062,597

Common shares outstanding	55,199,193	55,116,503	55,116,095	55,111,403	55,105,105
Book value per share - GAAP	$22.15	$21.80	$21.07	$19.85	$19.39
Tangible book value per share	$22.07	$21.71	$20.97	$19.75	$19.28
GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Seth Artz, 605.988.9253
seth.artz@greatwesternbank.com
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
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